SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-A

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
             PURSUANT TO SECTION 12(b) OR (g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


                 Kash n' Karry Food Stores, Inc.
     (Exact name of registrant as specified in its charter)

        Delaware              0-25260             95-4161591
(State of incorporation   (Commission File      (IRS Employer
     or organization)         Number)        Identification No.)


  6422 Harney Road, Tampa, Florida                     33610
(Address of principal executive offices)             (Zip Code)



  Securities to be registered pursuant to Section 12(b) of the
Act:  None

Title of each class           Name of each exchange on which
to be so registered:          each class is to be registered

       None                                None

Securities to be registered pursuant to Section 12(g) of the Act:

                 Preferred Share Purchase Rights
                        (Title of Class)







                       Page 1 of 8 pages.
               (Exhibit Index appears on page 8)

Item 1.   Description of Registrant's Securities to be Registered.

          On April 13, 1995, the Board of Directors of
Kash n' Karry Food Stores, Inc. (the "Company") declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $.01 per share (the "Common Shares"), of the Company. The dividend is payable on April 27, 1995 (the "Record Date") to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $.01 per share (the "Preferred Shares"), of the Company at a price of $76.00 per one one-hundredth of a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement dated as of April 13, 1995 (the "Rights Agreement") between the Company and Shawmut Bank Connecticut, N.A., as Rights Agent (the "Rights Agent").

          Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons have acquired beneficial ownership of 25% or more (or, subject to the terms of the Rights Agreement, more than 29% in the case of Leonard Green & Partners L.P. or any person or entity which at any time purchases all of the Common Shares owned Leonard Green & Partners L.P. ("LGP"), which percentage amount may be reduced pursuant to the Rights Agreement) of the outstanding Common Shares (an "Acquiring Person") or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 25% or more (or, subject to the terms of the Rights Agreement, more than 29% in the case of LGP, which percentage amount may be reduced pursuant to the Rights Agreement) of the outstanding Common Shares (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate with a copy of this Summary of Rights attached thereto.

          The Rights Agreement provides that, until the Dis-tribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

          The Rights are not exercisable until the Distribution Date. The Rights will expire on April 13, 2000 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

          The Purchase Price payable, and the number of Preferred Shares or other securities issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution
(i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then-current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

          The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

          Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per Common Share. Each Preferred Share will have 100 votes, voting together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per Common Share. These rights are protected by customary antidilution provisions.

          Because of the nature of the Preferred Shares' dividend, liquidation and voting rights, the value of the one one-hundredth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common
Share.

          In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.

          In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, the Rights Agreement provides that proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive (subject to adjustment) upon exercise that number of Common Shares having a market value of two times the exercise price of the Right. At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group, which will have become void), in whole or in part, at an exchange ratio of one Common Share, or one one-hundredth of a Preferred Share (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

          The Rights Agreement provides that none of the Company's directors or officers shall be deemed to beneficially own any Common Shares owned by any other director or officer solely by virtue of such persons acting in their capacities as such, including in connection with the formulation and publication of the Board of Directors recommendation of its position, and actions taken in furtherance thereof, with respect to an acquisition proposal relating to the Company or a tender or exchange offer for the Common Shares.

          With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

          At any time prior to the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 25% or more (or, subject to the terms of the Rights Agreement, more than 29% in the case of LGP, which percentage amount may be reduced pursuant to the Rights Agreement) of the outstanding Common Shares, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time on such basis with such conditions as the Board of Directors in its sole discretion may establish. In addition, if the Company receives a written notice from the holder or holders of at least 10% of the outstanding Common Shares directing the Board of Directors to call a vote at the Company's next annual meeting of stockholders for the purposes of voting on a resolution authorizing the redemption of all the then outstanding Rights at the Redemption Price (the "Resolution") and the written notice complies with certain procedural requirements, then the Resolution shall be voted on at the next annual meeting of stockholders. If a majority of the outstanding Common Shares entitled to vote on the Resolution vote in favor of such Resolution, then the Rights will be automatically redeemed on the tenth business day after the results on the vote on the Resolution are certified as official. Immediately upon any redemption of the Rights in accordance with this paragraph, the right to exercise the Rights will terminate and the only right of the holder of the Rights will be to receive the Redemption Price.

          The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including an amendment to (a) lower certain thresholds described above (other than the threshold applicable to LGP) to not less than the greater of (i) any percentage greater than the largest percentage of the outstanding Common Shares then known to the Company to be beneficially owned by any person or group of affiliated or associated persons (other than LGP) and (ii) 10%, (b) fix a Final Expiration Date later than April 13, 2000 or (c) increase the Purchase Price, except that from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights (other than the Acquiring Person and its affiliates and associates).

          Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

          A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is filed as an exhibit hereto and is incorporated herein by reference.

          As of April 17, 1995 there were 3,100,000 Common Shares issued and outstanding and no Common Shares held in the Treasury of the Company. As long as the Rights are attached to the Common Stock, the Company will issue one Right with each new share of Common Stock so that all such shares will have Rights attached. The Company's Board of Directors has reserved for issuance upon exercise of the Rights 35,000 Preferred Shares.

Item 2.   Exhibits

   Exhibit No.           Description

    (1)                  Rights Agreement

    (2)                  Form of Certificate of Designations,
                         included in Exhibit A to the Rights
                         Agreement

    (3)                  Form of Rights Certificate, included in
                         Exhibit B to the Rights Agreement

    (4)                  Summary of Rights to Purchase Preferred
                         Shares, included in Exhibit C to the
                         Rights Agreement

                         SIGNATURES



          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

                              KASH N' KARRY FOOD STORES, INC.



Date:  April 17, 1995         By:  /s/ Raymond P. Springer
                                 ---------------------------
                                 Name:  Raymond P. Springer
                                 Title: Senior Vice President

                                 EXHIBIT INDEX

Exhibit                                                  Page No.

  1. Rights Agreement ("Rights Agreement") dated as of April 13, 1995 between the Company and Shawmut Bank Connecticut, N.A., as Rights
          Agent.

  2. Form of Certificate of Designations with respect to Series A Junior Participating
          Preferred Stock (attached as Exhibit A to the
          Rights Agreement).

  3. Form of Right Certificate (attached as Exhib-it B to the Rights Agreement). Pursuant to the Rights Agreement, printed Right Certifi-cates will not be mailed until the Distribu-tion Date (as defined in the Rights Agree-ment).

  4.      Summary of Rights to Purchase Preferred
          Shares (attached as Exhibit C to the Rights
          Agreement).